Exhibit 10.81

THIS NOTE AND THE SHARES ISSUABLE UPON CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT.

BIOXYTRAN, INC.

CONVERTIBLE NOTE

Issuance Date: March 15, 2024	Original Principal Amount: $61,500

FOR VALUE RECEIVED, in exchange for the principal amount and accrued interest of the existing notes set forth in Exhibit B along with the warrants issued with such existing notes, Bioxytran, Inc., a Nevada corporation (“Company”) hereby promises to pay to or upon the order of the Lender, or his registered assigns or successors-in-interest (the “Holder”) the principal sum of Sixty-one Thousand Five Hundred Dollars ($61,500), together with all accrued but unpaid interest thereon, if any, on the Final Maturity Date, to the extent such principal amount and interest have not been repaid or converted into shares of the Company’s Common Stock, $0,001 par value, (the “Common Stock”), in accordance with the terms hereof. Interest on the unpaid principal balance hereof shall accrue at the rate of 8% per annum from the date of original issuance hereof (the “Issuance Date”) until the Final Maturity Date, or such earlier date upon acceleration or by conversion, repayment or redemption in accordance with the terms hereof. Interest on this Note shall accrue daily commencing on the Issuance Date, shall be paid at the Final Maturity Date and shall be computed on the basis of a 360-day year, 30-day months and actual days elapsed and shall be payable in accordance with Section 2 hereof. Notwithstanding anything contained herein, this Note shall bear interest on the outstanding Principal Amount from and after the occurrence and during the continuance of an Event of Default, at the rate (the “Default Rate”) equal to the lower of eighteen percent (18%) per annum or the highest rate permitted by applicable law. Unless otherwise agreed or required by applicable law, payments will be applied first to any unpaid collection costs, then to unpaid interest and fees and any remaining amount to unpaid principal.

All payments of principal of and interest on this Note shall be made in lawful money of the United States of America by wire transfer of immediately available funds to such account as the Holder may from time to time designate by written notice in accordance with the provisions of this Note. This Note may not be prepaid in whole or in part except as specifically provided herein. Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a Business Day (as defined below), the same shall instead be due on the next succeeding day which is a Business Day and such extension shall be taken into account in determining the amount of interest accrued on this Note.

The following terms and conditions shall apply to this Note:

1. Definitions.

(a) Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Purchase Agreement.

(b) For purposes hereof the following terms shall have the meanings ascribed to them below:

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 144 under the Securities Act of 1933, as amended.

“Bankruptcy Event” means any of the following events: (a) the Company or any material subsidiary commences a case or other proceeding under any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction relating to the Company or any material subsidiary thereof; (b) there is commenced against the Company or any material subsidiary any such case or proceeding that is not dismissed within 60 days after commencement; (c) the Company or any material subsidiary thereof is adjudicated insolvent or bankrupt or any order of relief or other order approving any such case or proceeding is entered; (d) the Company or any material subsidiary suffers any appointment of any trustee, custodian or the like for it or any substantial part of its property that is not discharged or stayed within 60 days; (e) the Company or any material subsidiary makes a general assignment for the benefit of creditors; (f) the Company or any material subsidiary fails to pay, states that it is unable to pay, or is unable to pay, its debts (excluding those reasonably disputed in good faith by the Company in the case of failure to pay and for which it has reserves on its books and financial statements) generally as they become due; (g) the Company or any material subsidiary calls a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts; or (h) the Company or any material subsidiary, by any act or failure to act, expressly indicates its consent to, approval of or acquiescence in any of the foregoing or takes any corporate or other action for the purpose of effecting any of the foregoing.

“Cash” or “cash” means at any time such coin or currency of the United States of America as shall at such time be legal tender for the payment of public and private debts.

“Company Notice Date” shall have the meaning provided in Section 2(c).

“Conversion Date” shall have the meaning provided in Section 3(b).

“Conversion Price” means $0.13.

“Event of Default” shall have the meaning provided in Section 4(a).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Final Maturity Date” means March 15, 2025.

“Holder Share Notice” shall mean a written notice by Holder of its intent to convert the Note to common stock.

“Conversion Notice” shall have the meaning provided in Section 3(a).

“Principal Amount” means at any time the sum of (i) the outstanding principal amount of this Note at such time, (ii) all accrued but unpaid interest hereunder to such time, and (iii) any default payments owing at such time to the Holder under the Note but not theretofore paid or added to the Principal Amount.

“Registrable Securities” means the shares of Common Stock issued and issuable pursuant to the conversion of the Note, and upon any stock split, stock dividend, recapitalization or similar event with respect to such shares of Common Stock and any other securities issued in exchange of or replacement of such shares of Common Stock (collectively, the “Conversion Shares”) until in the case of any of the Conversion Shares (a) a Registration Statement covering such Conversion Shares has been declared effective by the SEC and continues to be effective until the Conversion Shares have been sold or (b) such Conversion Shares may sold in compliance with Rule 144 or may be sold pursuant to Rule 144(k), after which time such Conversion Shares shall not be a Registrable Security.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Underlying Shares” means the shares of Common Stock issued or issuable upon conversion of, in lieu of cash payment of principal of, or interest on, as repayment of principal under, or otherwise pursuant to, this Note in accordance with the terms hereof.

Section 2. Payments of Principal and Interest.

(a) Interest. The Company shall pay interest accruing on this Note (from the date hereof or the date of actual receipt of the proceeds of the loan) on all principal outstanding at the Interest Rate, on the Final Maturity Date

(b) Principal. The entire Principal Amount of this Note, plus any and all default payments owing under the Note but not previously paid, shall become due and payable on the Final Maturity Date. Any principal of this Note that is converted pursuant to Section 3 shall be applied to reduce the principal payable under this Section 2(b). The Company may not prepay or convert this Note without the Holder’s consent.

Section 3. Conversion.

(a) Conversion Rights. Upon the terms and subject to the conditions hereof, the Holder shall have the right, at the Holder’s option, to convert the outstanding Principal Amount and accrued and unpaid interest thereon into Common Stock, in whole at any time or in part from time to time, by delivering to the Company a duly executed notice of conversion in the form attached hereto as Exhibit A (the “Conversion Notice”), which may be transmitted by telephone line facsimile transmission.

(b) Common Stock Issuance Upon Conversion.

(1) Conversion Procedures. Upon any conversion of this Note pursuant to Section 3(a) above, the outstanding Principal Amount being converted and accrued and unpaid interest thereon to the applicable Conversion Date shall be converted into such number of fully paid, validly issued and non-assessable shares of Common Stock, free of any liens, claims and encumbrances, as is determined by dividing the outstanding Principal Amount being converted and accrued and unpaid interest thereon to the applicable Conversion Date by the then applicable Conversion Price. The date of any Conversion Notice hereunder shall be referred to herein as the “Conversion Date”. If a conversion under this Note cannot be effected in full for any reason, or if the Holder is converting less than all of the outstanding Principal Amount hereunder pursuant to a Conversion Notice, the Company shall, upon request of the Holder, promptly deliver to the Holder a new Note having a Principal Amount equal to the amount of such outstanding Principal Amount as has not been converted. The Holder shall not be required physically to surrender this Note to the Company upon any conversion unless the full outstanding Principal Amount of this Note is being converted or repaid. The Holder and the Company shall maintain records showing the outstanding Principal Amount so converted and repaid and the dates of such conversions or repayments or shall use such other method, reasonably satisfactory to the Holder and the Company, so as not to require physical surrender of this Note upon each such conversion or repayment. The Holder agrees that, if the outstanding Principal Amount of this Note is less than the Principal Amount stated on the face of this Note, the Holder will not voluntarily transfer this Note at any time when no Event of Default has occurred and is continuing without first surrendering this Note to the Company for issuance, without charge to the Holder, of a replacement instrument that reflects the outstanding Principal Amount of this Note. The Company will deliver such replacement instrument to the Holder as promptly as practical, but in no event later than three days, after surrender by the Holder.

(H) Stock Certificates. The Company will deliver to the Holder not later than three days after a particular Conversion Date, a certificate or certificates, for the number of shares of Common Stock issuable upon such conversion of this Note.

(Hi) Liability for Late Delivery. If in any case the Company shall fail to issue and deliver the shares of Common Stock to the Holder pursuant to this Note on the due date therefor, in addition to any other liabilities the Company may have hereunder and under applicable law the Company shall pay or reimburse the Holder on demand for all out-of-pocket expenses, including, without limitation, reasonable fees and expenses of legal counsel, incurred by the Holder as a result of such failure, so long as the Holder shall have given the Company a Holder Share Notice with respect to such shares of Common Stock.

(c) Conversion Price Adjustments.

(i) Stock Dividends, Splits and Combinations. In the event that the Company shall (A) pay a dividend or make a distribution to all its stockholders, in shares of Common Stock, on any class of capital stock of the Company or any subsidiary which is not directly or indirectly wholly owned by the Company, (B) split or subdivide its outstanding Common Stock into a greater number of shares, or (C) combine its outstanding Common Stock into a smaller number of shares, then in each such case the Conversion Price in effect immediately prior thereto shall be adjusted so that the Holder of this Note thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock that such Holder would have owned or have been entitled to receive after the occurrence of any of the events described above had this Note been fully converted immediately prior to the occurrence of such event. An adjustment made pursuant to this Section 3(c)(i) shall become effective immediately after the close of business on the record date in the case of a dividend or distribution and shall become effective immediately after the close of business on the effective date in the case of such subdivision, split or combination, as the case may be. Any shares of Common Stock issuable in payment of a dividend shall be deemed to have been issued immediately prior to the close of business on the record date for such dividend for purposes of calculating the number of outstanding shares of Common Stock under clause (ii)below.

(ii) Rounding of Adjustments. No adjustment in the Conversion Price shall be required unless the adjustment would require an increase or decrease of at least 1% in the Conversion Price then in effect; provided, however, that any adjustments that by reason of this Section 3(c) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 3 or Section 2 shall be made to the nearest cent or nearest 1/100th of a share.

(iii) Notice of Adjustments. Whenever the Conversion Price is adjusted pursuant to this Section 3(c), the Company shall promptly deliver to the Holder a notice setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment, provided that any failure to so provide such notice shall not affect the automatic adjustment hereunder.

(iv) Notice of Certain Events. If:

A. the Company shall declare a dividend (or any other distribution) on its Common Stock; or

B. the Company shall declare a special nonrecurring cash dividend on or a tender offer for, offer to purchase or redemption of its Common Stock; or

C. the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights; or

D. the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock of the Company, any consolidation, amalgamation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, of any compulsory share of exchange whereby the Common Stock is converted into other securities, cash or property; or

E. the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company; or

F. there exists an agreement to which the Company is a party or by which it is bound providing for a Change in Control Transaction, or a Change in Control Transaction has occurred;

then the Company shall cause to be filed at each office or agency maintained for the purpose of conversion of this Note, and shall cause to be mailed to the Holder at its last address as it shall appear upon the books of the Company, on or prior to the date notice of such matter to the Company’s stockholders generally is given, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, tender offer, offer to purchase, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distributions, tender offer, offer to purchase, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, amalgamation, merger, sale, transfer, share exchange or Change in Control Transaction is expected to become effective or close, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, amalgamation, merger, sale, transfer, share exchange or Change in Control Transaction.

(d) Reservation and Issuance of Underlying Securities. The Company covenants that it will at all times reserve from its authorized and unissued Common Stock a sufficient number of shares solely for the purpose of issuance upon conversion in full of this Note, free from preemptive rights or any other actual contingent purchase rights of persons other than the Holder. The Company represents, warrants and covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly authorized, validly issued, fully paid, and nonassessable.

(e) No Fractions. Upon a conversion hereunder the Company shall not be required to issue stock certificates for a fraction of a share of Common Stock. The Holder shall be entitled to receive, in lieu of the fraction of a share, one whole share of Common Stock.

(f) Charges, Taxes and Expenses. Issuance of shares of Common Stock upon the conversion of this Note shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such shares, all of which taxes and expenses shall be paid by the Company, and such shares shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that in the event certificates for shares of Common Stock are to be issued in a name other than the name of the Holder, the applicable Conversion Notice, when given for such conversion shall be accompanied or followed by an assignment form for the applicable portion of this Note or such shares, as the case may be; and provided further, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any such transfer.

(g) Cancellation. After the entire Principal Amount (including accrued but unpaid interest and default payments at any time owed on this Note) has been paid in full or converted into Common Stock, this Note shall automatically be deemed canceled and the Holder shall promptly surrender this Note to the Company at the Company’s principal executive offices; provided, however, that the failure to surrender this Note shall not delay or limit such cancellation.

(h) Notice Procedures. Any and all notices or other communications or deliveries to be provided by the Holder under this Note, including, without limitation, any Conversion Notice, shall be in writing and delivered personally, by confirmed facsimile, or by a nationally recognized overnight courier service to the Company at the facsimile telephone number or address of the principal place of business of the Company as set forth in, or provided pursuant to, the Purchase Agreement. Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered personally, by facsimile, or by a nationally recognized overnight courier service addressed to the Holder at the facsimile telephone number or address of the Holder appearing on the books of the Company, or if no such facsimile telephone number or address appears, at the principal place of business of the Holder. Any notice or other communication or deliveries hereunder shall be deemed delivered (i) upon receipt, when delivered personally, (ii) when sent by facsimile, upon receipt if received on a Business Day prior to 5:00 p.m. (New York Time), or on the first Business Day following such receipt if received on a Business Day after 5:00 p.m. (New York Time) or on a day that is not a Business Day or (iii) upon receipt, when deposited with a nationally recognized overnight courier service.

Section 4. Defaults and Remedies.

(a) Events of Default. An “Event of Default” is: (i) a failure to pay any Principal Amount of this Note when due, whether at the Final Maturity Date or otherwise, (ii) a failure to pay any interest due on this Note on the date such payment is due, which failure continues for two Business Days (or ten Business Days if the Company can prove that funds were in fact wired from the Company’s account by the due date); (iii) a failure timely to issue Underlying Shares upon and in accordance with terms hereof, which failure continues for ten Business Days after the Company has received written notice from the Holder informing the Company that it has failed to issue shares or deliver stock certificates prior to the fifth Business Day following the applicable Conversion Date; (iv) failure by the Company for 20 days after written notice has been received by the Company from the Holder to comply with any material provision (other than as provided in the immediately preceding clauses (i), (ii) and (iii)) of any of this Note; (v) a material breach by the Company of its representations or warranties in this Note that continues for 10 days after written notice to the Company; (vi) any default after any cure period under, or acceleration prior to maturity of, any note, mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the Company for in excess of $1 million, or for money borrowed the repayment of which is guaranteed by the Company for in excess of $1 million, whether such indebtedness or guarantee now exists or shall be created hereafter; (vii) if the Company is subject to any Bankruptcy Event; or (ix) any material provisions of the Note shall at any time and for any reason be declared by a court of competent jurisdiction to be null and void, or the Company or any Subsidiary of the Company shall repudiate or deny any portion of its liabilities or obligations thereunder.

(b) Remedies. If an Event of Default occurs and is continuing, the Holder may declare all of the then outstanding Principal Amount of this Note, and any accrued and unpaid interest thereon, to be due and payable immediately in cash, except that in the case of an Event of Default arising from events described in clauses (vi) and (vii) of Section 4(a), this Note shall become automatically due and payable without further action or notice, and the Holder may exercise all other rights and remedies available at law or in equity. In any event the Company shall pay interest on such amount in cash at the Default Rate to the Holder if such amount is not paid within one Business Day after such acceleration. The remedies under this Note shall be cumulative.

Section 5. Certain Covenants; General.

(a) Payment of Expenses. The Company agrees to pay all charges and expenses, including attorneys’ fees and expenses, which may be incurred by the Holder in seeking to enforce this Note.

(b) Savings Clause. In case any provision of this Note is held by a court of competent jurisdiction to be excessive in scope or otherwise invalid or unenforceable, such provision shall be adjusted rather than voided, if possible, so that it is enforceable to the maximum extent possible, and the validity and enforceability of the remaining provisions of this Note will not in any way be affected or impaired thereby. In no event shall the amount of interest paid hereunder exceed the maximum rate of interest on the unpaid principal balance hereof allowable by applicable law. If any sum is collected in excess of the applicable maximum rate, the excess collected shall be applied to reduce the principal debt. If the interest actually collected hereunder is still in excess of the applicable maximum rate, the interest rate shall be reduced so as not to exceed the maximum allowable under law.

(c) Amendment. Neither this Note nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the Company and Holder.

(d) Assignment, Etc. The Holder may assign or transfer this Note, subject to compliance with applicable securities laws, without the consent of the Company. The Holder shall notify the Company of any such assignment or transfer promptly. The Company may not assign its rights or obligations under this Note. This Note shall be binding upon the Company and its successors and shall inure to the benefit of the Holder and its successors and permitted assigns.

(e) No Waiver. No failure on the part of the Holder to exercise, and no delay in exercising any right, remedy or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by the Holder of any right, remedy or power hereunder preclude any other or future exercise of any other right, remedy or power. Each and every right, remedy or power hereby granted to the Holder or allowed it by law or other agreement shall be cumulative and not exclusive of any other, and may be exercised by the Holder from time to time.

(f) Governing Law; Jury Trial.

(i) Governing Law. THIS NOTE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEVADA WITHOUT REGARD TO ANY CONFLICTS OF LAWS PROVISIONS THEREOF THAT WOULD OTHERWISE REQUIRE THE APPLICATION OF THE LAW OF ANY OTHER JURISDICTION. THE COURTS IN NEVADA SHALL BE THE SOLE JURISDICTION WITH RESPECT TO ANY DISPUTES RELATED TO THIS NOTE

(ii)NO JURY TRIAL The Company knowingly and voluntarily waives any and all rights it may have to a trial by jury with respect to any litigation based on, or arising out of, under, or in connection with, this Note.

(g) Replacement Notes. This Note may be exchanged by Holder at any time and from time to time for a Note or Notes with different denominations representing an equal aggregate outstanding Principal Amount, as reasonably requested by Holder, upon surrendering the same. No service charge will be made for such registration or exchange. In the event that Holder notifies the Company that this Note has been lost, stolen or destroyed, a replacement Note identical in all respects to the original Note (except for registration number and Principal Amount, if different than that shown on the original Note), shall be issued to the Holder, without requirement for any surety bond, provided that the Holder executes and delivers to the Company an agreement reasonably satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with this Note.

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